Acknowledgement and Acceptance of Special Servicer

July 19, 2021

BY EMAIL

Wells Fargo Bank, National Association, as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – GS Mortgage Securities Trust 2019-GC40

Email: cts.cmbs.bond.admin@wellsfargo.com

trustadministrationgroup@wellsfargo.com

RE:	Acknowledgment and Acceptance of Special Servicer;

GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates, Series 2019-GC40

Ladies and Gentlemen:

Reference is made to that certain (i) Pooling and Servicing Agreement (the “PSA”) dated as of July 1, 2019 by and among GS Mortgage Securities Corporation II, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and  Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, relating to the GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates, Series 2019-GC40, (ii) the Co-Lender Agreement (the “57 East 11th Street Agreement”), dated May 15, 2019 between Citi Real Estate Funding Inc. (Initial Note A-1 Holder), Citi Real Estate Funding Inc. (Initial Note A-2 Holder), and Citi Real Estate Funding Inc. (Initial Note A-3 Holder), (iii) the Co-Lender Agreement (the “250 Livingston Agreement”), dated July 11, 2019 between Citi Real Estate Funding Inc. (Initial Note A-1 Holder) and Citi Real Estate Funding Inc. (Initial Note A-2 Holder), and (iv) the Agreement Between Noteholders (the “Waterfront Plaza Agreement”), dated June 24, 2019 between Deutsche Bank AG, New York Branch (Initial Note A-1 Holder),  Deutsche Bank AG, New York Branch (Initial Note A-2 Holder),  Deutsche Bank AG, New York Branch (Initial Note A-3 Holder),  Deutsche Bank AG, New York Branch (Initial Note A-4 Holder). The 57 East 11th Street Agreement, the 250 Livingston Agreement and the Waterfront Plaza Agreement are collectively referred to as the (“Co-Lender Agreements”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and the Co-Lender Agreements, as applicable.

Pursuant to Sections 7.01(d) and 7.02 of the PSA and Section 7 of the Co-Lender Agreements, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA and the Co-Lender Agreements, except that the undersigned shall not serve as Special Servicer for the Diamondback Industrial Portfolio 1 and Diamondback Industrial Portfolio 2 Whole Loans. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

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liabilities of the Special Servicer under the PSA and the Co-Lender Agreements that arise on and after the Effective Date except with regard to the Diamondback Industrial Portfolio 1 and Diamondback Industrial Portfolio 2 Whole Loans. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 6.01(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 6.01(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.  The undersigned further represents and warrants that it is a Qualified Replacement Special Servicer.

LNR Partners, LLC’s address for notices pursuant to Section 13.05 of the PSA is as follows:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – GSMS 2019-GC40

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By: /s/ Job Warshaw

Name: Job Warshaw

Title:   President

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

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